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                                                                     EXHIBIT 5.1


                                January 26, 2004



Government Properties Trust, Inc.
120 Regency Parkway
Omaha, Nebraska 68114

Re:   Registration Statement on Form S-11

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Government Properties Trust, Inc., a Maryland corporation (the "Company"), in connection with the proposed issuance and sale by the Company of 19,320,000 shares (including the 2,520,000 shares as to which the Company has given an over-allotment option as described in the Registration Statements, the "Shares") of its common stock, par value $.01 per share, as contemplated in the Company's Registration Statements on Form S-11 (Registration No. 333-109565 and the Registration Statement filed on the date hereof pursuant to Rule 462 under the Securities Act of 1933) filed with the Securities and Exchange Commission under the Securities Act of 1933. We have examined such documents, corporate records and laws as we have deemed necessary for the purposes of giving the opinion set forth herein. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we are of the opinion that the Shares have been duly and validly authorized and, upon issuance and delivery of the Shares against payment therefor in the manner contemplated in the Registration Statements, they will be validly issued, fully paid and non-assessable. We express no opinion with respect to the laws of any jurisdiction other than the State of Maryland.

         We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which is part of the Registration Statements and to the filing of this letter with the Registration Statement filed on the date hereof as an exhibit thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        Miles & Stockbridge P.C.


                                        By: /s/ J. W. Thompson Webb
                                           -------------------------------------
                                           Principal